                                                                      Exhibit 11

                           TRANSCEND SERVICES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)


                                                                 THREE MONTHS ENDED MARCH 31
                                                                 ---------------------------
                                                                   1998               1997
                                                                   ----               ----
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS                    $  307,000          $  (38,000)

LOSS FROM DISCONTINUED OPERATIONS                                  (15,000)            (34,000)
                                                                ----------          ----------

NET INCOME (LOSS)                                               $  292,000          $  (72,000)
                                                                ==========          ==========

DIVIDENDS ON PREFERRED STOCK                                      (119,000)                 --

NET INCOME (LOSS) TO COMMON STOCKHOLDERS                        $  173,000         $   (72,000)
                                                                ==========         ===========


BASIC INCOME (LOSS) PER SHARE:
     FROM CONTINUING OPERATIONS                                 $     0.01         $     (0.00)
     FROM DISCONTINUED OPERATIONS                               $    (0.00)        $     (0.00)
                                                                ----------         ------------
NET INCOME (LOSS) PER SHARE:                                    $     0.01         $     (0.00)
                                                                ==========         ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                      20,568,000          20,103,000
                                                                ==========          ==========
DILUTED INCOME (LOSS) PER SHARE:
     FROM CONTINUING OPERATIONS                                       0.01          $    (0.00)
     FROM DISCONTINUED OPERATIONS                                    (0.00)         $    (0.00)
                                                                ----------          ----------
NET INCOME (LOSS)                                               $     0.01          $    (0.00)
                                                                ==========          ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                      20,778,000          20,103,000
                                                                ==========          ==========
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